EXHIBIT 10.28

FACTORY 2-U, INC.
4000 RUFFIN ROAD
SAN DIEGO, CA  92123

November 10, 1995

Family Bargain Corporation
315 East 62nd Street
New York, New York 10021

          Re:  Management Agreement

Gentlemen:

          The undersigned, Factory 2-U, Inc., an Arizona corporation (the "Corporation"), hereby agrees with Family Bargain Corporation
(hereinafter "FBC" or "you") as follows:

          1. Management of the Corporation. FBC is hereby retained, effective on the date hereof, to serve as a management consultant to the Corporation. In such capacity, FBC shall provide such management and consulting services as required by the Corporation, including with respect to operations, finance and strategic planning matters, and such other services as may be requested by the Board of Directors of the Corporation from time to time.

          2. Remuneration. As compensation for the services performed pursuant to Section 1 hereof, you shall be paid a management fee (the "Management Fee") in the amount of $46,667 per month, payable on the first day of each month during the term hereof, plus a bonus equal to 10% of the amount by which actual EBITDA of the Corporation exceeds the projected EBITDA set forth in the projections attached as Exhibit A hereto. The bonus amount shall be paid upon the conclusion of the annual audit of the Corporation's financial statements.

          3. Expenses. FBC shall be entitled to reimbursement of expenses in an amount not to exceed $5,000 per month during the term hereof.
Reimbursements for such expenses shall be paid to FBC from time to time during the term hereof upon provision to the Corporation of such documentation as the Corporation shall deem necessary from time to time.

            4. Indemnification. The Corporation will indemnify, defend and hold FBC and its shareholders, directors, officers, employees, agents and affiliates ("Indemnified Parties") harmless from any and all claims, demands, proceedings, suits, actions, losses, liabilities, expenses and costs arising out of its retention hereunder by the Corporation and the performance of its functions hereunder, except where such matters are solely the result of an Indemnified Party's willful misconduct or bad faith. For purposes of this Agreement, any action taken by any of the Indemnified Parties to acquire an interest in the Corporation shall not be deemed an act of bad faith or willful misconduct. This Section 4 shall survive the termination of this Agreement.

          5    Term.  This Agreement shall commence on January 1, 1996 and terminate on May 1, 2010.

          6    Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  THIS
AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS
OF LAW RULES THEREOF.   The headings in this Agreement are for
purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be amended or modified only by a written instrument executed by both parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     If you are in agreement with the foregoing, please sign the enclosed counterpart of this letter and return one of the same to the Corporation, whereupon this letter shall become a binding agreement between you and the undersigned.

                         Very truly yours,

                         FACTORY 2-U, INC.


                         By:/s/ William Mowbray
                         Name: William Mowbray
                         Title: President

     7 The foregoing Agreement is hereby agreed to as of the date hereof:

Family Bargain Corporation

By: /s/ John Selzer
    Name: John Selzer
    Title: President




                     EXHIBIT A TO MANAGEMENT AGREEMENT




Projected EBITDA                                  Fiscal Year Ended

1/96                                         $2,117,000
1/97                                         $6,012,000

1/98 - Until the end of the Term of the Management Agreement As provided to Finova Capital in the budget submitted thereto or, after thetermination of the Corporation's loan agreement with Finova, as set by the Corporation's Board of Directors